EXHIBIT 32.01

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, Paolo R. Tonucci, certify that:

1.                                       The Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Report”) of Lehman Brothers Holdings E-Capital Trust I and Lehman Brothers Holdings E-Capital LLC I (the “Registrants”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date: April 2, 2007

/s/ Paolo R. Tonucci*
Paolo R. Tonucci
Regular Trustee, Lehman Brothers Holdings E-Capital Trust I
Global Co-Treasurer, Lehman Brothers Holdings Inc. (Managing Member of Lehman Brothers Holdings E-Capital LLC I)

*     Paolo R. Tonucci functions as the equivalent of the chief executive officer of the Registrants for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lehman Brothers Holdings Inc. and will be retained by Lehman Brothers Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.